Exhibit 21.1

	Date of	State or Other Jurisdiction of
Subsidiary Name	Incorporation	Incorporation or Organization
Subsidiaries of BankAtlantic Bancorp, Inc.

BankAtlantic	2/1952	US
BA-HD, LLC	9/2005	Florida
BA-TOL, LLC	3/2006	Florida
ATM Services, LLC	5/1991	Florida
BBC Capital Trust II	10/2001	Delaware
BBC Capital Statutory Trust III	5/2002	Connecticut
BBC Capital Statutory Trust IV	9/2002	Connecticut
BBC Capital Trust V	9/2002	Connecticut
BBC Capital Trust VI	11/2002	Delaware
BBC Capital Statutory Trust VII	12/2002	Connecticut
BBC Capital Trust VIII	12/2002	Delaware
BBC Capital Trust IX	12/2002	Delaware
BBC Capital Statutory Trust X	2/2003	Connecticut
BBC Capital Trust XI	3/2003	Delaware
BBC Capital Trust XII	3/2003	Delaware
BBX Capital Trust 2007 I(A)	6/2007	Delaware
BBX Capital Trust 2007 II(A)	9/2007	Delaware
BankAtlantic Bancorp Partners, Inc.	3/1998	Florida
Risk Services Group, LLC	11/1995	Florida
Subsidiaries of BankAtlantic
Banc Servicing Center, LLC	9/1995	Florida
BankAtlantic Factors, LLC	1/1997	Florida
BA Community Development Corporation	9/2004	Delaware
BA Equity Ventures, LLC	9/2006	Florida
BA Financial Services, LLC	12/2001	Florida
BAH Corp.	12/2003	Delaware
BankAtlantic Leasing Inc.	8/1989	Florida
BankAtlantic Mortgage, LLC	5/1991	Florida
BankAtlantic Mortgage Partners, Inc.	6/2004	Florida
Fidelity Service, LLC	10/1970	Florida
Fidelity Tax, LLC	3/2000	Florida
Hammock Homes, LLC	10/1990	Florida

	Date of	State or Other Jurisdiction of
Subsidiary Name	Incorporation	Incorporation or Organization
FT Properties, LLC	2/1991	Florida
Heartwood 11, LLC	5/1991	Florida
Heartwood 13, LLC	5/1991	Florida
Heartwood 14, LLC	5/1991	Florida
Heartwood 16, LLC	6/1992	Florida
Heartwood 18, LLC	6/1992	Florida
Heartwood 19, LLC	6/1992	Florida
Heartwood 2, LLC	2/1991	Florida
Heartwood 20, LLC	6/1992	Florida
Heartwood 21, LLC	2/1991	Florida
Heartwood 3, LLC	2/1991	Florida
Heartwood 4, LLC	2/1991	Florida
Heartwood 7, LLC	5/1991	Florida
Heartwood 87, LLC	3/1987	Florida
Heartwood 88, LLC	5/1988	Florida
Heartwood 90, LLC	11/1990	Florida
Heartwood 91, LLC	1/1991	Florida
Heartwood 91-1, LLC	2/1986	Florida
Heartwood 91-2, LLC	7/1987	Florida
Heartwood 91-3, LLC	12/1985	Florida
Heartwood 91-4, LLC	1/1986	Florida

Sunrise Atlantic, LLC	1/1990	Florida
Palm River Development Co., Inc.	7/1999	Florida
River Club of Vero Beach, LLC	5/2001	Florida
Professional Valuation Services, LLC	10/1987	Florida
Heartwood Holdings, Inc.	7/1988	Florida
Leasing Technology, Inc.	2/1998	Florida
Subsidiaries of BA Equity Ventures, LLC
BA-GR, LLC	9/2006	Florida
BA-SL, LLC	9/2006	Florida

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